UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 27, 2014

IGNITE RESTAURANT GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35549	94-3421359
(State or other jurisdiction of Company or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

9900 Westpark Drive, Suite 300, Houston, Texas	77063
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 366-7500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On March 27, 2014, the Board of Directors of the Company appointed Tamara Polewik to the Board of Directors as a Class III director.  There are no arrangements between Ms. Polewik and any other person pursuant to which Ms. Polewik was selected as a director. Ms. Polewik was also appointed as a member of the Company’s Corporate Governance and Nominating Committee.

Tamara Polewik is a Managing Director of J.H. Whitney, a Connecticut-based private equity firm, where she has worked since 2010. Prior to joining J.H. Whitney, she was an investment professional with FdG Associates and Wind Point Partners.  Previously she was in the strategic planning and corporate development group at Universal Studios and began her career as a consultant with McKinsey & Company. She is a summa cum laude graduate of Dartmouth College, A.B., and an Honors graduate of The University of Chicago Booth School of Business, M.B.A. Ms. Polewik has been involved with her respective firms’ investments in many branded consumer companies over the past 13 years while serving as a director.  Her in-depth knowledge and industry experience, coupled with her skills in corporate finance, strategic planning and leadership of complex organizations, provides her with the qualifications and skills to serve as a director.

(b)  On March 27, 2014, Brian Cherry notified the Company that he would resign from its Board of Directors effective at the end of business on March 27, 2014.

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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 27, 2014

IGNITE RESTAURANT GROUP, INC.

By:	/s/ Michael J. Dixon
Michael J. Dixon
President and Chief Financial Officer

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